EXHIBIT 21.1
                            LIST OF SUBSIDIARIES


Subsidiary of ACG Holdings, Inc.:                        State of Incorporation:
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American Color Graphics, Inc.                            New York


Subsidiaries of American Color Graphics, Inc.:
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Sullivan Marketing, Inc.                                 Delaware
American Images of North America, Inc.                   New York
Sullivan Media Corporation                               Delaware













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